Exhibit 10.1
FIRST AMENDMENT TO TERM LOAN AGREEMENT
     FIRST AMENDMENT, dated as of March 12, 2009 (this “Amendment”) to the Term Loan Agreement, dated as of July 16, 2008 (as amended, the “Term Loan Agreement”), between The Talbots, Inc., a Delaware corporation (the “Borrower”) and Aeon (U.S.A.), Inc., a Delaware corporation (the “Lender”).
WITNESSETH
          WHEREAS, the parties hereto are parties to the Term Loan Agreement and wish to amend the Term Loan Agreement;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Term Loan Agreement shall have such defined meanings when used herein.
          2. Amendment to Section 1(a) of the Term Loan Agreement. Section 1(a) of the Term Loan Agreement is hereby amended by:
     (i) deleting in their entirety the definitions of each of “Consolidated EBITDA”, “Consolidated EBITDAR”, “Consolidated Net Income”, “Consolidated Net Interest Expense”, “Consolidated Net Worth”, “Disposition”, “Fixed Charge Coverage Ratio”, “Leverage Ratio”, “Operating Lease Obligations” and “Total Indebtedness”; and
     (ii) deleting in its entirety the definition of “GAAP” and substituting in lieu thereof the following new definition:
     “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.”; and
     (iii) deleting in its entirety the definition of “Permitted Indebtedness” and substituting in lieu thereof the following new definition:
     “Permitted Indebtedness” shall mean:
(a) any Indebtedness owing to the Lender under this Credit Agreement and the other Loan Documents;
(b) any other Indebtedness listed on Schedule 4.1(s) (including Indebtedness under lines of credit and other credit facilities described on such Schedule, as in effect on the date hereof), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

(c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Borrower in accordance with the provisions of this Credit Agreement, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $100,000,000 at any time outstanding;
(d) Indebtedness permitted by clause (d) or (e) of the definition of “Permitted Liens”;
(e) Indebtedness permitted under Section 4.1(u);
(f) Subordinated Debt; and
(g) additional Indebtedness incurred by the Borrower or any Guarantor approved by the Lender”.
          3. Amendment to Section 4.1(a)(iii) of the Term Loan Agreement. Section 4.1(a)(iii) of the Term Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 4.1(a), a certificate of an authorized officer of the Borrower stating that such authorized officer has reviewed the provisions of this Credit Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Credit Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such authorized officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto; and”.
          4. Amendment to Section 4.2 of the Term Loan Agreement. Section 4.2 of the Term Loan Agreement is hereby deleted in its entirety.
          5. Amendment to Section 5.2(f) of the Term Loan Agreement. Section 5.2(f) of the Term Loan Agreement is hereby deleted in its entirety.
          6. Amendment to Section 6.1(c) of the Term Loan Agreement. Section 6.1(c) of the Term Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “The Borrower shall fail to perform or shall violate any provision, covenant, condition or agreement in Section 4.1 of this Credit Agreement (other than 4.1(a), 4.1(b), 4.1(c), 4.1(d), 4.1(e), 4.1(f), 4.1(g), 4.1(h), 4.1(i) and 4.1(j)); or”.

          7. No other Amendments; Confirmation. Except as expressly set forth herein, the provisions of the Term Loan Agreement are and shall remain in full force and effect.
          8. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
          9. Counterparts. This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or electronic mail transmission of the relevant signature pages hereof.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE TALBOTS, INC.
By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Senior Vice President, Finance

Signed in: Massachusetts, USA AEON (U.S.A.), INC.
By:	/s/ Tsutomu Kajita
	Name:	Tsutomu Kajita
	Title:	President

Signed in: New York, USA